UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2023

GrandSouth Bancorporation

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-31937	57-1104394
(Commission File Number)	(IRS Employer Identification No.)

381 Halton Road, Greenville, South Carolina	29607
(Address of principal executive offices)	(Zip Code)

(864) 770-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective as of January 1, 2023, First Bancorp (“First Bancorp”), the holding company for First Bank, Southern Pines, North Carolina (“First Bank”), completed its acquisition by merger of GrandSouth Bancorporation (the “Company”), the holding company for GrandSouth Bank, Greenville, South Carolina (the “Merger”). The Company merged with and into First Bancorp, with First Bancorp as the surviving corporation. The Merger was completed pursuant to an Agreement and Plan of Merger and Reorganization dated June 21, 2022 (the “Merger Agreement”).

Upon closing of the Merger, each outstanding share of the Company’s common stock and preferred stock (on an as-converted basis of one-for-one, which converted automatically at the effective time of the Merger), other than shares held by the Company, First Bancorp, or any other of their respective wholly-owned subsidiaries, was converted into the right to receive 0.91 shares of First Bancorp’s common stock. Pursuant to the Merger Agreement, as of the effective time of the Merger, each of the Company’s outstanding stock options converted into options to acquire First Bancorp common stock adjusted based on the 0.91 exchange ratio.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2022.

Item 3.03	Material Modifications to Rights to Security Holders.

Upon the completion of the Merger, outstanding shares of the Company’s common stock (other than shares held by the Company, First Bancorp, or any of their respective wholly-owned subsidiaries) were converted into the right to receive 0.91 shares of First Bancorp’s common stock. As described in the Company’s Current Report on Form 8-K filed on November 9, 2022, the Merger Agreement was approved by the Company’s common stock and preferred stock shareholders at the special shareholders’ meeting held on November 8, 2022. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Upon the completion of the Merger, the Company merged with and into First Bancorp and, accordingly, a change in control of the Company occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, all of the directors and executive officers of the Company ceased serving as directors and executive officers of the Company. As of the effective time of the Merger, Mason Y. Garrett, the former Chairman and Chief Executive Officer of the Company and J. Randolph Potter, a former director of the Company, were each appointed to the boards of directors of First Bancorp and First Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, the separate corporate existence of the Company ceased. The articles of incorporation and bylaws of First Bancorp, as in effect immediately before the completion of the Merger, became the articles of incorporation and bylaws of the surviving corporation without change. Consequently, the articles of incorporation and bylaws of the Company ceased to be in effect upon completion of the Merger. The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

In connection with the Merger, the Company notified The Financial Industry Regulatory Authority, Inc. that the Merger had been completed and requested that trading of the Company’s common stock on the OTCQX be halted before the opening of trading on January 3, 2023. The Company intends to file a Form 15 with the SEC deregistering the Company’s common stock pursuant to Rule 12g-4(a)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing the Form 15, the Company intends to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act and immediately cease filing any reports thereunder. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP,
(successor by merger to GrandSouth Bancorporation)

By:	/s/ Michael G. Mayer
Michael G. Mayer
President

Dated: January 4, 2023